UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas		78756
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 696-1409

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2024, Bumble Inc. (the “Company”) issued a press release announcing earnings for the fourth quarter and full year ended December 31, 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 27, 2024, the Company announced that it intends to reduce its global workforce by approximately 350 roles to better align its operating model with future strategic priorities and to drive stronger operating leverage. As a result, the Company expects to incur approximately $20 million to $25 million of non-recurring charges, consisting primarily of employee severance, benefits, and related charges, for impacted employees. Substantially all of these charges are expected to result in future cash outlays. These actions were approved by the Company’s Board of Directors on February 21, 2024.

The Company expects that the charges will be incurred primarily in the first and second quarters of 2024. The actions associated with the elimination of positions are subject to local law and consultation requirements in certain countries, which may extend this process beyond the second quarter of 2024. These estimates are subject to a number of assumptions and actual expenses may differ materially from the estimates disclosed above.

Item 7.01 Regulation FD Disclosure

On February 27, 2024, the Company issued an employee communication relating to the workforce reduction, which is shared in part as Exhibit 99.2 to this Form 8-K and is incorporated by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act or the Exchange Act.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, its operations, including the recently announced plan to implement a global workforce reduction and restructuring of our operations and its expected impact, its financial performance, its industry and its business. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) as such factors may be updated from time to time in the Company’s periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release of Bumble Inc., dated February 27, 2024, announcing earnings for the fourth quarter and full year ended December 31, 2023
99.2	Message from CEO Lidiane Jones to employees on February 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date: February 27, 2024	By:	/s/ Anuradha B. Subramanian
	Name:	Anuradha B. Subramanian
	Title:	Chief Financial Officer